Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (Nos. 333-159086, 333-182068, and 333-190678) on Form S-8 of our report dated June 23, 2016 appearing in this Annual Report on Form 11-K of Nuverra 401(k) Plan for the year ended December 31, 2015.

/s/ CliftonLarsonAllen LLP
Phoenix, Arizona
June 23, 2016